As filed with the Securities and Exchange Commission on March 15, 1996
                                                     Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          CENTRAL FIDELITY BANKS, INC.
             (Exact name of registrant as specified in its charter)

          VIRGINIA                                       54-1091649
(State or other jurisdiction                          (I.R.S. employer
of incorporation or organization)                 identification number)

                              1021 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 782-4000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                           WILLIAM N. STOYKO, ESQUIRE
                    CORPORATE EXECUTIVE OFFICER AND SECRETARY
                          CENTRAL FIDELITY BANKS, INC.
                              1021 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 782-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of Communications to:
                     WILLIAM H. SCHWARZSCHILD, III, ESQUIRE
                         ROBERT E. SPICER, JR., ESQUIRE
                   WILLIAMS, MULLEN, CHRISTIAN & DOBBINS, P.C.
                                  P.O. BOX 1320
                          RICHMOND, VIRGINIA 23210-1320

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
   Title of Each Class            Amount             Proposed Maximum           Proposed Maximum              Amount of
    of Securities to              to be               Offering Price                Aggregate                Registration
    be Registered(1)            Registered             Per Share(2)            Offering Price (2)                Fee
--------------------------------------------------------------------------------------------------------------------------------
      Common Stock,             1,000,000                 $34.00                   $34,000,000                $11,724.14
   $5.00 par value (3)            shares
================================================================================================================================


(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.


(2) Pursuant to Rule 457(h), the offering price is based on the average of the high ($34.25) and low ($33.75) prices of the Common Stock as reported on the NASDAQ National Market System on March 12, 1996, and has been established solely for the purpose of calculating the registration fee.

(3) Includes one right to purchase Series A Junior Participating Preferred Stock associated with each share of Common Stock.

                                                                   CENTRAL
Prospectus                                                        FIDELITY
--------------------------------------------------------------------------

Central Fidelity Banks, Inc.
1021 East Cary Street
Post Office Box 27602
Richmond, Virginia 23261
(804) 782-4000

                             STOCK PURCHASE PROGRAM

                        1,000,000 SHARES OF COMMON STOCK
                           (PAR VALUE $5.00 PER SHARE)
                           ---------------------------

         This Prospectus relates to an aggregate of 1,000,000 authorized and unissued shares of common stock, $5.00 par value per share ("Common Stock"), of Central Fidelity Banks, Inc. (the "Company") reserved for purchase under, and participations in, the Central Fidelity Banks, Inc. Stock Purchase Program (the "Program").

         The Program is a means by which investors may conveniently purchase shares of Common Stock of the Company, either on a monthly basis or from time to time. Participants in the Program may make monthly investments in Common Stock through debits against their eligible deposit accounts in banks or other financial institutions, or may make voluntary cash payments at any time. In addition, the Program offers participants the opportunity to reinvest all or a portion of cash dividends paid on shares of Common Stock. Participants incur no brokerage fees to purchase shares of Common Stock under the Program. Shareholders not electing to participate in the Program will continue to receive full payment of cash dividends declared by the Company on Common Stock.


         INVESTMENTS IN SHARES OF COMMON STOCK HELD IN CUSTODY FOR INVESTORS UNDER THE PROGRAM DO NOT CONSTITUTE BANK DEPOSITS AND ARE NOT GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS MARCH ___, 1996

                               TABLE OF CONTENTS
                                                            Page

Statement of Available Information  ...................      1
Incorporation of Certain Documents by Reference........      2
The Company............................................      3
Description of the Stock Purchase Program..............      3
      Purpose..........................................      3
      Advantages.......................................      3
      Administration...................................      4
      Costs............................................      4
      Participation....................................      4
      Enrollment.......................................      5
      Purchase Options.................................      5
           Automatic Account Debits....................      5
           Cash Payments...............................      5
           Dividend Reinvestment.......................      6
      Direct Deposit of Cash Dividends.................      6
      Price and Timing of Purchases....................      6
      Custody and Deposit of Shares....................      7
      Transfer of Shares...............................      7
      Statements.......................................      7
      Voting of Shares.................................      7
      Withdrawal or Sale of Shares.....................      8
      Termination......................................      8
      Liability of the Company and the Bank............      8
      Miscellaneous Matters............................      9
Other Information......................................     10
Federal Income Tax Considerations......................     10
Use of Proceeds........................................     11
Indemnification........................................     11
Legal Matters..........................................     11
Experts................................................     11


         No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby to any persons or in any jurisdiction under circumstances where such offer or solicitation would be unlawful.

                       STATEMENT OF AVAILABLE INFORMATION

         The Company's principal executive offices are located at 1021 East Cary Street, Richmond, Virginia 23219, and its telephone number is (804) 782-4000. The Company is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at regional offices of the Commission at the following locations: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the Common Stock offered hereby and participations in the Program. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which have been omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, the Program and the Common Stock offered hereby, reference is made to the Registration Statement and amendments and exhibits thereto, which may be inspected and copied as described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates.

         1. The Company's Annual Report on Form 10-K for 1994 filed pursuant to Section 13 of the Exchange Act, which contains audited consolidated financial statements of the Company.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 filed pursuant to Section 13 of the Exchange Act.

         3. The Company's Current Reports on Form 8-K filed February 8, 1995, June 12, 1995, July 18, 1995, September 21, 1995, and
                  January 24, 1996, and on Form 8-K/A filed February 9, 1995, and March 15, 1996.

         4.       The Company's  definitive  proxy  statement  filed pursuant to
                  Section 14 of the Exchange Act in connection with its Annual Meeting of Shareholders on March 31, 1995.

         5. The description of the Common Stock and associated preferred share purchase rights contained in the Form 8-B filed April 30, 1979; Form 8-A dated May 17, 1989; Amendment No. 1 to Form 8-A dated November 18, 1994; and Amendment No. 1 to Form 8-B filed March 15, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant to the Program covered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests should be directed to:
Central  Fidelity  Banks,  Inc.,  P. O. Box  27602,  Richmond,  Virginia  23261,
Attention:  Susan  Lawrence  Mistr;  Telephone  (804)  697-7261;  Telefax  (804)
697-7260.

                                   THE COMPANY

         Central Fidelity Banks, Inc., a Virginia corporation headquartered in Richmond, Virginia, is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of
1956, as amended. The Company was formed in the late 1970's through the consolidation of two bank holding companies, Central National Corporation and Fidelity American Bankshares, Inc., the earliest predecessors of which were organized in 1911 and 1865, respectively. The Company and its subsidiaries comprise the third largest commercial banking organization within Virginia, having assets of over $10.8 billion, deposits of over $7.9 billion and shareholders' equity of approximately $826 million at December 31, 1995.

         The Company conducts its business primarily through its wholly-owned banking subsidiary, Central Fidelity National Bank, a Virginia banking corporation (the "Bank"). As of December 31, 1995, the Bank operated 244 branch offices and 211 automated teller machines. The Company, through the Bank and its other subsidiaries, provides a wide variety of financial services to a customer base consisting of individuals, corporations, institutions and governments, located primarily in Virginia.

         The Common Stock, par value $5.00 per share, of the Company is listed on the NASDAQ National Market System.


                    DESCRIPTION OF THE STOCK PURCHASE PROGRAM

PURPOSE

         The purpose of the Program is to provide prospective investors and owners of the Company's Common Stock with an attractive means of investing in shares of the Common Stock. Participants in the Program ("Participants") may purchase Common Stock of the Company through (i) automatic withdrawals from their eligible deposit accounts at the Bank or other financial institutions,
(ii) cash payments made by check or money order, (iii) reinvestment of cash dividends on the Company's Common Stock held under the Program or held by the Participant in certificated form or (iv) a combination of the foregoing.

ADVANTAGES

         Persons or entities that participate in the Program ("Participants") may:

     (bullet) Acquire shares of the Company's Common Stock for the first time.

     (bullet) Purchase Common Stock under the Program without payment of brokerage commissions and fees.

     (bullet) Purchase   shares  of  Common   Stock   systematically   through
              pre-arranged monthly debits (within specified limits) on an eligible deposit account at the Bank or at another financial institution.

     (bullet) Make cash payments (within specified limits) to purchase the Company's Common Stock at regular intervals or at any time.

     (bullet) Reinvest all, a portion, or none of the dividends received on shares of the Company's Common Stock.

     (bullet) Elect convenient direct deposit of cash dividends received on shares of Common Stock.

     (bullet) Invest any amount of money (within specified limits) in shares of Common Stock, since the Program provides for fractional interests in the shares held under the Program.

     (bullet) Utilize the Program's free safekeeping and custodial service for shares of the Common Stock.

     (bullet) Maintain records of holdings of Common Stock, and amounts invested therein, through the free recordkeeping and reporting services provided by the Program.

     (bullet) Receive periodic statements through the mail setting forth all transactions for the Participant's account under the Program.

     (bullet) Sell all or a portion of the shares of Common Stock held for the Participant's account under the Program and receive the proceeds therefrom, subject to payment of any applicable brokerage fees and taxes.

     (bullet) Transfer all or a portion of the shares of Common Stock held for the Participant's account under the Program to another existing or new account under the Program.

     (bullet) Withdraw and obtain certificates for all or a portion of the shares of Common Stock held for the Participant's account under the Program.

ADMINISTRATION

         Central Fidelity National Bank, Richmond, Virginia, which is a wholly-owned subsidiary of the Company, administers the Program, arranges on behalf of Participants with an independent agent (the "Independent Agent") for the purchase and custody of shares of Common Stock acquired under the Program, keeps Program records, sends statements of account to Participants and performs other administrative duties relating to the Program. The Bank may be contacted by writing to:

                                    Stock Purchase Program
                                    c/o Central Fidelity National Bank
                                    Stock Transfer Department
                                    P.O. Box 27602
                                    Richmond, Virginia 23261

or by calling 1-800-293-CFBS (2327) between the hours of 9 a.m. and 5 p.m., Eastern time, on any day when the Bank is open for business, or by telefax to
(804) 697-6990.

COSTS

         All costs of establishing and administering the Program, including any applicable brokerage commissions and fees associated with purchases of Common Stock under the Program, will be paid by the Company. If a Participant directs the Bank to sell or withdraw any of such Participant's shares held under the Program, the Bank may deduct from the proceeds of such sale any applicable brokerage commissions and taxes. In addition, the Bank reserves the right to impose a reasonable charge for the issuance of duplicate account statements, research of account balances or transaction histories and other special services provided at the request of Participants.

PARTICIPATION

         Any owner of the Company's Common Stock and any other person or entity that wishes to participate in the Program may do so by submitting a properly completed Enrollment Form. Persons or entities that are residents or citizens of countries other than the United States, its territories or its possessions may enroll in the Program if to do so would not constitute a violation of law.

ENROLLMENT

         A person or entity may enroll in the Program at any time by completing and signing an Enrollment Form and returning it to the Bank. Instructions for the establishment of Program accounts, including but not limited to joint accounts and custodial accounts for minors, are provided on the Enrollment Form. A postage-paid envelope and an Enrollment Form are provided with this Prospectus for this purpose. Upon receipt and acceptance by the Bank, enrollment in the Program will become effective. Persons or entities presently participating in the Company's Dividend Reinvestment Plan need take no further action to continue the reinvestment of their dividends. However, they must submit a Change of Status Form if they wish to alter their participation or exercise other available options under the Program. Additional Enrollment Forms, Change of Status Forms and copies of this Prospectus may be obtained at any time by telephone or written request to Central Fidelity National Bank.

PURCHASE OPTIONS

         AUTOMATIC ACCOUNT DEBITS

         Automatic account debits for purchases of Common Stock under the Program may be made from the following eligible deposit accounts: (i) regular or interest checking accounts, savings accounts, money market accounts or other deposit accounts accessible by check that are maintained with the Bank and (ii) deposit accounts at other financial institutions that may be accessed by check and electronic funds transfer debit. Participants may wish to verify that their deposit accounts may be electronically debited before enrolling in the Program.

         To establish an automatic debit on an eligible deposit account, a Participant must send the Bank a completed and signed Enrollment Form and a voided check or deposit slip showing the number of the deposit account to be debited and the name and ABA routing number of the financial institution where the account is maintained. If the eligible deposit account is a joint account, all account owners must execute the Enrollment Form. Automatic account debits must be in the minimum amount of $25 and, when combined with other cash payments under the Plan made by a Participant, may not exceed $10,000 per month. A Participant should allow up to 15 business days for the Bank to establish an automatic debit after receipt of an Enrollment Form.

         Automatic account debits will be made on the 5th and/or the 20th of each month, as designated on the Participant's Enrollment Form (a "Debit Date"). If such date falls on a Saturday, Sunday or bank holiday, the Debit Date will be the next banking day. A Participant may discontinue or alter monthly account debits by filling out and submitting to the Bank a Change of Status Form or otherwise notifying the Bank in writing. Participants should allow up to 15 business days after receipt of such instructions by the Bank for an automatic debit to be discontinued or altered. If the funds from an automatic account debit are not received by the Bank in a timely fashion for any reason, the Bank will not purchase Common Stock for the Participant on the next scheduled Purchase Date unless it has received funds from another source.

         CASH PAYMENTS

         Any Participant who has enrolled in the Program may make cash payments for the purchase of Common Stock. Participants are not required to make such payments, and the amount and timing of such payments may vary. A cash payment for the initial purchase of shares of Common Stock under the Program by the Participant may be made by enclosing a check or money order for not less than $100 nor more than $10,000 with the Enrollment Form. Thereafter, cash payments in an amount not less than $25 nor more than $10,000 per month (when combined with the Participant's automatic account debits, if any, under the Program) may be made by check or money order at any time by sending them to the Bank. Checks and money orders should be made payable to "CFB Stock Purchase Program," and Participants should indicate their Program account number on their checks.

Cash payments made by check or money order are subject to collection by the Bank in U.S. funds. If collected funds are not received by the Bank in time to be invested on a scheduled Purchase Date, the Bank will hold such payment for investment on the following Purchase Date. If a check or money order for an optional cash payment is returned to the Bank unpaid for any reason, the Bank will not be obligated to purchase Common Stock for the Participant unless it has received funds from another source.

         DIVIDEND REINVESTMENT

         A Participant having shares of Common Stock held under the Program or holding shares of Common Stock in certificated form may direct that all, a portion or no dividends on such shares be reinvested. Dividends to be reinvested in shares of the Common Stock are credited to the Participant's account under the Program when paid, and are automatically invested in shares of Common Stock on the next Purchase Date. Any shares representing stock dividends or splits distributed by the Company on shares of Common Stock held for a Participant's account under the Program will be credited to the Participant's account. A Participant must be enrolled in the Program and be the owner of shares of Common Stock on the record date for a dividend in order to have that dividend reinvested under the Program. Dividends reinvested are not counted towards the $10,000 monthly limit for investments under the Program.

DIRECT DEPOSIT OF CASH DIVIDENDS

         Participants in the Program also may arrange for direct deposit of any cash dividends not being reinvested under the Program. Dividends designated for direct deposit will be paid by electronic transfer of funds to the Participant's designated deposit account. To establish direct deposit of cash dividends, Participants must complete and sign an Enrollment Form or Change of Status Form and submit it to the Bank with a voided check or deposit slip showing the number of the deposit account to be credited and the name and ABA routing number of the financial institution where the account is maintained. A Participant may change the designated account for direct deposit or discontinue this feature by submitting a signed Change of Status Form or other written instructions to the Bank. Participants should allow up to 15 days for a direct deposit authorization or other instruction to be processed and become effective after receipt by the Bank.

PRICE AND TIMING OF PURCHASES

         All purchases of Common Stock under the Program will be made on the first business day of each calendar month or such other day as the Bank may determine (or on successive days if sufficient shares are not otherwise available) (the "Purchase Date"), but not less frequently than once in every calendar month. On the Purchase Date, the Bank will either (i) forward to the Independent Agent funds available for the purchase of the Company's Common Stock or (ii) apply such funds towards the purchase from the Company of authorized but unissued shares of Common Stock. When authorized but unissued shares of Common Stock are purchased from the Company, the Company will receive the proceeds and use them for its general corporate purposes. See "USE OF PROCEEDS" below.

         The price of shares of Common Stock purchased from the Company under the Program will be equal to the average of the high and low sales prices for the Common Stock on the Purchase Date, excluding brokerage commissions, as quoted on the NASDAQ National Market System. If no shares of Common Stock are traded on a Purchase Date, the price will be the average of the high and low prices quoted on the NASDAQ National Market System on the most recent day when shares of Common Stock were traded. In the case of shares of Common Stock purchased in the market, the price will be the average price of all shares of Common Stock purchased by the Independent Agent on behalf of Participants in the Program on the Purchase Date.

         If on any Purchase Date the Independent Agent is unable for any reason to purchase sufficient shares of Common Stock in the market, it may, at the option of the Company's management, seek to purchase additional shares in the market on successive days, acquire authorized and unissued shares from the Company and/or suspend share purchases and allocate purchased shares to Program accounts on a pro rata basis. For purposes of determining the average purchase price of shares purchased in the market, all such shares shall be deemed to be purchased on the Purchase Date.

         The decision as to whether funds will be forwarded to the Independent Agent for the purchase of Common Stock in the market or whether authorized and unissued shares of Common Stock will be acquired for the Program directly from the Company is within the sole discretion of the Company's management.

CUSTODY AND DEPOSIT OF SHARES

         Certificates for shares purchased under the Program will be held by the Independent Agent for the benefit of Participants. The number of shares of Common Stock purchased and held for the account of a Participant under the Program will be shown on an account statement mailed to such Participant at least quarterly. This feature of the Program protects against possible loss, theft or destruction of stock certificates.

         Upon enrolling in the Program or at any time, a Participant holding one or more certificates for shares of Common Stock may deposit them with the Program. The shares will be credited to the Participant's account under the Program and held in the same manner as shares purchased through the Program. Certificates for shares of Common Stock to be deposited in a Participant's account under the Program should be endorsed by the owners exactly as shown on the face of the certificate and sent to the Bank.

         Certificates for any number of whole shares of Common Stock credited to a Participant's account under the Program will be issued without charge upon the Participant's written request to the Bank. Certificates representing fractional shares of Common Stock will not be issued to Participants under any circumstances. Any remaining whole and fractional shares will continue to be held in the Participant's Program account.

TRANSFER OF SHARES

         A Participant is entitled to transfer shares of Common Stock credited to such Participant's account under the Program to another new or existing account under the Program. Only whole shares may be transferred, unless all of the shares in the Participant's account are being transferred. If the transfer is to a new account under the Program, an Enrollment Form for such account must be completed, signed and submitted to the Bank. All owners of the transferring account must endorse the request. In addition, the signatures must be guaranteed by a bank or brokerage firm.

STATEMENTS

         At least quarterly, the Bank will mail to each Participant a statement indicating (i) the amount invested and price per share of Common Stock purchased and sold for the Participant's account under the Program, (ii) the number of full and fractional shares of Common Stock purchased and sold for the Participant's account under the Program, (iii) the total number of full and fractional shares of Common Stock held for the Participant under the Program and
(iv) any other transactions for the Participant's account under the Program, including the withdrawal or transfer of shares of Common Stock. Participants should retain their account statements for future reference and for use in tax preparation, as they will reflect the cost basis and sales price of shares purchased and sold under the Program and the dates and amounts of all transactions under the Program.

VOTING OF SHARES

         All shares of Common Stock credited to a Participant's account under the Program will be voted by the Bank as the Participant directs in writing, or may be voted by the Participant in person, upon such matters as are submitted to a vote of the shareholders of the Company. The Bank will not vote the shares held under the Program for the account of a Participant from whom no voting directions are received. Proxy materials will be forwarded to each Participant. In addition, Participants will receive all other periodic reports and communications mailed generally to shareholders of the Company.

WITHDRAWAL OR SALE OF SHARES

         A Participant may request that the Bank sell, or withdraw and issue to the Participant, one or more certificates for all or part of the shares held for the Participant's account under the Program. Proceeds from the sale of whole or fractional shares, less any applicable brokerage commissions and taxes, will be paid to the Participant by check. The net proceeds from the sale of whole or fractional shares held in a Participant's account under the Program, and a certificate for whole shares withdrawn from a Participant's account, will be mailed by the Bank directly to the Participant. In no event will certificates for fractional shares of Common Stock held under the Program be issued to Participants. Participants should allow up to 15 business days for the issuance of checks representing the net proceeds of shares sold or certificates for shares withdrawn from the Program. If a Participant submits a request to withdraw shares of Common Stock held in an account under the Program, all owners of the account must sign the request. If any portion of a Participant's shares of Common Stock held under the Program are to be sold, all owners must sign the request and their signatures must be guaranteed by a bank or brokerage firm.

         Enrollment in the Program will continue notwithstanding the withdrawal or sale of all shares held for a Participant under the Program, unless the Participant has notified the Bank in writing of the Participant's intent to terminate enrollment in the Program.

         If all shares held for a Participant's account are withdrawn or sold after an ex-dividend date for the Common Stock but before the dividend payment date, the dividend on those shares will be paid by check if the Participant has indicated to the Bank the intent to terminate enrollment in the Program. Otherwise, the dividends will continue to be reinvested or deposited as previously directed by the Participant.

TERMINATION

         A Participant may terminate enrollment in the Program at any time by submitting a properly completed and signed Change of Status Form or other written notice to the Bank. Upon termination of enrollment, a Participant must designate that (i) all shares in such Participant's account be sold and a check for the proceeds, less any applicable brokerage commissions and taxes, be issued or (ii) all whole shares be issued to the Participant in certificate form together with a check for the proceeds from the sale of fractional shares, less any applicable brokerage fees and taxes. Participants should allow up to 15 business days for the processing of any withdrawal request after receipt by the Bank. There is no charge by the Bank for closing a Participant's account other than payment of any applicable brokerage commissions and taxes associated with a sale of the Participant's shares.

         The Company reserves the right, exercisable in its discretion, to terminate, modify or suspend the Program in whole or in part at any time. The Company will provide written notice to Participants of any such action. Termination, modification or suspension of the Program will not affect a Participant's ownership of shares of Common Stock previously purchased under the Program. Participants will retain the right to receive stock certificates for whole shares of Common Stock held in their accounts under the Program and cash for any fractional share, to direct that some or all shares of Common Stock in their accounts under the Program be sold, and to receive the proceeds less any applicable brokerage fees and taxes. The Company, in its sole discretion, may also terminate any Participant's account under the Program due to inactivity, automatic account debits that are unpaid, returned checks or money orders representing cash payments, or for any other reason.

LIABILITY OF THE COMPANY AND THE BANK

         Neither the Company, the Bank, the Independent Agent nor their respective directors, officers, employees or agents shall be liable for any acts or omissions done or made by them in good faith in connection with the

Program, including without limitation any claim of liability (i) arising out of a failure to terminate a Participant's account on the death or incompetency of such Participant prior to the receipt of written notice by the Bank of such death or the adjudication of such incompetency, (ii) with respect to the price or prices at which shares of Common Stock are purchased or sold for the Participant's account in accordance with the terms of the Program, (iii) concerning the times when purchases or sales of shares of Common Stock are made under the Program or (iv) with respect to modification, suspension or termination of the Program. In no event shall the Company, the Bank, the Independent Agent or their respective directors, officers, employees or agents be liable for any change in the value of the shares of Common Stock acquired or held for the accounts of Participants under the Program.

MISCELLANEOUS MATTERS

         In the event the Company should make available to its shareholders rights to purchase additional shares of Common Stock or other securities of the Company, the Independent Agent will sell such rights accruing to the shares of Common Stock held for the Participant's account under the Program and will apply the net proceeds of such sales to the purchase of additional shares of Common Stock. A Participant will be able to exercise such rights only if the shares on which they are issued have previously been withdrawn from the Program and registered in the name of the Participant.

         No interest will be paid on funds from any source held under the Program, including funds held for investment in Common Stock and proceeds from the sale of shares of Common Stock.

         All matters in connection with the Program shall be governed by the laws of the Commonwealth of Virginia and applicable federal law.

                               OTHER INFORMATION

         The Company's Common Stock is listed on the NASDAQ National Market System. As of the date of this Prospectus, the indicated annual dividend on the Common Stock is $1.20 per share. The price of the Company's Common Stock varies over time, and dividends thereon are only paid as and when declared by the Company's Board of Directors. Participation in the Program is not a guaranty that any dividend on the Common Stock will be declared and paid in the future.

         There can be no assurance that shares of Common Stock purchased under the Program will be worth more or less, at any particular time, than their purchase price. Participants should note that purchases of Common Stock under the Program with dividend reinvestments and automatic debits from eligible deposit accounts will be made systematically in fixed amounts in accordance with the terms of the Program, unlike purchases with voluntary cash payments or direct market purchases of Common Stock which may be made in the Participant's discretion. Accordingly, the timing and amount of purchases from reinvested dividends or automatic account debits will not be subject to the Participant's judgment regarding the market price for the Common Stock or other existing or anticipated market conditions at the time shares are purchased. The Program, because it involves only investments in Common Stock of the Company, does not provide investment diversification.

         Depending upon its future needs and circumstances, the Company may engage in additional financings, including the offering and sale of Common Stock, to increase its capital or for other general corporate purposes. Such activities may have an effect on the market price of the Common Stock.

          INVESTMENTS IN COMMON STOCK HELD UNDER THE PROGRAM DO NOT CONSTITUTE BANK DEPOSITS AND ARE NOT GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


                       FEDERAL INCOME TAX CONSIDERATIONS

         For income tax purposes, Participants who reinvest their dividends will be deemed to have received taxable income equal to the amount of all cash dividends declared and paid by the Company. To the extent dividends paid by the Company to its shareholders are treated as having been made from the Company's earnings and profits, such distributions will be dividends taxable as ordinary income. Historically, the Company has had sufficient earnings and profits so that Participants may expect the full amount of any distribution under the Program to be taxable as a dividend. For corporate shareholders, the full amount of dividends reinvested under the Program will be eligible for the dividends-received deduction available under the Internal Revenue Code.

         The cost basis for federal income tax purposes of shares of Common Stock purchased by a Participant under the Program generally will be the price at which the shares are purchased by the Independent Agent in the market or issued by the Company and credited by the Bank to the Participant's account under the Program. The holding period for shares acquired through the Program will begin on the day after the date of purchase.

         Participants in the Program that are U.S. citizens subject to backup withholding, and foreign Participants that are subject to U.S. withholding, will have withheld from dividends and from the proceeds paid to them from sales of Common Stock held under the Program the amounts required to be withheld under applicable federal law. The balance of their dividends will be reinvested or paid to them by check, as they have designated.

     The Company will send to each individual who is a Participant and to the Internal Revenue Service a 1099 Information Return showing the total amount of dividends paid on all shares of Common Stock held under the Program on behalf of the Participant and all shares held in the Participant's name outside the Program. The Bank will also send a 1099 Information Return showing the proceeds of all shares sold by the Bank on the Participant's behalf and the amount of any taxes withheld or brokerage fees paid.

         The foregoing is a general summary of the federal tax consequences to Participants in the Program as of the date of this Prospectus. Participants should consult their tax advisors for current federal and state tax implications applicable to them.


                                 USE OF PROCEEDS

         The net proceeds from the sale of any authorized and unissued shares of Common Stock offered under the Program will be used for the general corporate purposes of the Company.


                                 INDEMNIFICATION

         The Articles of Incorporation of the Company, as well as the statutes of the Commonwealth of Virginia, contain provisions providing for the indemnification of the directors and officers of the Company against certain liabilities, including liabilities arising under the Securities Act of 1933. In addition, the Company carries insurance protecting those persons against such liability.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                  LEGAL MATTERS

         Certain legal matters with respect to the Program and the validity of the shares of Common Stock offered hereby has been passed upon for the Company by Williams, Mullen, Christian & Dobbins, Richmond, Virginia. As of February 2, 1996, attorneys at Williams, Mullen, Christian & Dobbins were beneficial owners of an aggregate of approximately 238,778 shares of the Company's Common Stock.


                                     EXPERTS

         The consolidated financial statements of Central Fidelity Banks, Inc. as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for 1994 have been so incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on consolidated financial statements of Central Fidelity Banks, Inc. and subsidiaries issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee                                 $ 11,724.14*
Printing and Marketing expenses                        30,000.00
Legal fees and expenses                                10,000.00
Blue Sky fees and expenses                              7,500.00
Accounting fees and expenses                            2,000.00
Miscellaneous                                             775.86
            Total                                     $62,000.00

-------------------------------------
*Represents actual expense.  All other expenses are estimated.

ITEM 15.          INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that such person has met the standard of conduct prescribed by the Code and a determination is made by the Board of Directors that such standard has been met. In a suit or proceeding by or in the right of the corporation, no indemnification may be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place shall have determined that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by such director or officer. Corporations are given the power to make any other or further indemnity, including the advance of expenses, to any director or officer who may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when such director or officer entirely prevails in the defense of any proceeding to which such person is a party because such person is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying its directors and officers against expenses and liabilities incurred in legal proceedings and authorizing the Board of Directors to advance and reimburse expenses as permitted by law. The Articles of Incorporation of the Registrant also eliminate the liability of directors and officers to the Registrant or its shareholders for monetary damages in excess of one dollar as permitted by the Code.

ITEM 16. EXHIBITS.

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

                  4.1 Restated Articles of Incorporation of Central Fidelity Banks, Inc., adopted March 14, 1990, incorporated herein by reference to Exhibit 3.1 to Form 8, dated May 22, 1992, File No. 0-8829.

                  4.2 Articles of Amendment (to Restated Articles of Incorporation) of Central Fidelity Banks, Inc., dated May 18, 1993, incorporated herein by reference to
                           Exhibit 4.4 to Form S-3 Registration Statement, dated August 31, 1994, File No. 33-55311.

                  4.3 Restated By-Laws of Central Fidelity Banks, Inc., effective March 14, 1990, as amended September 13, 1995, incorporated herein by reference to Exhibit 3.2 to Form 8-K, dated September 21, 1995, File No. 0-8829.

                  4.4 Amended and Restated Rights Agreement, dated as of November 9, 1994, between Central Fidelity Banks, Inc. and Central Fidelity National Bank, as Rights Agent, incorporated by reference to Exhibit 1 to Amendment No. 1 to Registration Statement on Form 8-A, dated November 18, 1994, File No. 0-8829.

                  4.5 Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.5 to Form S-3 Registration Statement dated May 27, 1992, File No. 33-48012.

                  5        Opinion of Williams, Mullen, Christian & Dobbins.

                  23.1 Consent of Williams, Mullen, Christian & Dobbins (included in Exhibit 5).

                  23.2     Consent of KPMG Peat Marwick LLP.

                  24       Powers of Attorney.

                  99       Enrollment Form.

ITEM 17.          UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    provided,  however, that paragraph (a)(1)(i)
                                    and  (a)(1)(ii)   shall  not  apply  if  the
                                    information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Central Fidelity Banks, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on March 15, 1996.

                                CENTRAL FIDELITY BANKS, INC.



                                By: /s/  LEWIS N. MILLER, JR.
                                         Lewis N. Miller, Jr.
                                         Chairman and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                     TITLE                                       DATE



 /s/ LEWIS N. MILLER, JR.                         Chairman of the Board,                          March 15, 1996
-----------------------------------------    Chief Executive Officer and Director
Lewis N. Miller, Jr.



 /s/ CHARLES W. TYSINGER                           Corporate Executive Officer                    March 15, 1996
-----------------------------------------                  and Treasurer
Charles W. Tysinger                                (Principal Financial Officer)




 /s/ JAMES F. CAMPBELL                                Senior Vice President                       March 15, 1996
-----------------------------------------                 and Controller
James F. Campbell                                 (Principal Accounting Officer)




                   *                                        Director
----------------------------------------
James F. Betts





                   *                                        Director
-----------------------------------------
Alvin R. Clements




                   *                                        Director
-----------------------------------------
Phyllis L. Cothran



                                      -15-























                   *                                        Director
-----------------------------------------
Jack H. Ferguson




                   *                                        Director
-----------------------------------------
Robert L. Freeman




                   *                                        Director
-----------------------------------------
Thomas R. Glass




                                                            Director
-----------------------------------------
Minnie Bassett Lane




                   *                                        Director
-----------------------------------------
George R. Lewis




                   *                                        Director
-----------------------------------------
G. Bruce Miller




                                                            Director
-----------------------------------------
T. Justin Moore, Jr.




                                                            Director
-----------------------------------------
Richard L. Morrill





                                      -16-




                   *                                        Director
-----------------------------------------
Lloyd U. Noland, III




                   *                                        Director
-----------------------------------------
William G. Reynolds, Jr.




                   *                                        Director
-----------------------------------------
Kenneth S. White



         *William N. Stoyko, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed as an exhibit to this Registration Statement.


                                                       /s/ William N. Stoyko
Date:  March 15, 1996                                  -------------------------
                                                       Attorney-in-Fact

                                                   EXHIBIT INDEX

Exhibit No.       Document                                                                                 Location
4.1               Restated  Articles of Incorporation of Central Fidelity Banks,
                  Inc., adopted March 14, 1990, incorporated herein by reference to Exhibit 3.1 to Form 8, dated May 22, 1992, File No. 0-8829.

4.2               Articles of Amendment (to Restated Articles of Incorporation) of Central
                  Fidelity Banks, Inc., dated May 18, 1993, incorporated herein by reference to
                  Exhibit 4.4 to Form S-3 Registration Statement, dated August 31, 1994, File
                  No. 33-55311.

4.3               Restated By-Laws of Central Fidelity Banks, Inc., effective March 14, 1990, as amended September 13, 1995, incorporated herein by reference to Exhibit 3.2 to Form 8-K, dated September 21, 1995, File No. 0-8829.

4.4               Amended and Restated Rights Agreement, dated as of November 9, 1994, between Central Fidelity Banks, Inc. and Central Fidelity National Bank, as
                  Rights Agent, incorporated by reference to Exhibit 1 to Amendment No. 1 to
                  Registration Statement on Form 8-A, dated November 18, 1994, File No. 0-
                  8829.

4.5               Form of Common Stock Certificate, incorporated herein by reference to Exhibit
                  4.5 to Form S-3 Registration Statement dated May 27, 1992, File No. 33-48012.

5                 Opinion of Williams, Mullen, Christian & Dobbins.

23.1              Consent of Williams, Mullen, Christian & Dobbins (included in Exhibit 5).

23.2              Consent of KPMG Peat Marwick LLP.

24                Powers of Attorney.

99                Enrollment Form.




                                              -18-